Exhibit 99.13

Minnesota Life Insurance Company

Power of Attorney

To Sign Registration Statements

WHEREAS, Minnesota Life Insurance Company (“Minnesota Life”) has established certain separate accounts to fund certain variable annuity and variable life insurance contracts, and

WHEREAS, Variable Fund D (“Fund D”) (2-29624 and 2-89208) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering variable annuity contracts registered under the Securities Act of 1933, and

WHEREAS, Variable Annuity Account (“Variable Annuity Account”) (2-97564, 33-12333, 33-80788, 333-79069, 333-79049, 333-91784, 33-62147, 333-111067, 333-136242, 333-140230, 333-182763, 333-189593, 333-212515 and 333-233295) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering variable annuity contracts registered under the Securities Act of 1933, and

WHEREAS, Minnesota Life Variable Life Account (“Variable Life Account”) (33-3233, 33-64395, 333-96383, 333-109853 and 333-120704) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering variable adjustable life insurance policies registered under the Securities Act of 1933, and

WHEREAS, Minnesota Life Variable Universal Life Account (“Variable Universal Life Account”) (33-85496) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering group and individual variable universal life insurance policies registered under the Securities Act of 1933, and

WHEREAS, Minnesota Life Individual Variable Universal Life Account (“Individual Variable Universal Life Account”) (333-144604, 333-148646, 333-183590 and 333-198279) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering individual variable universal life insurance policies registered under the Securities Act of 1933.

NOW THEREFORE, We, the undersigned Directors and Officers of Minnesota Life, do hereby appoint Gary R. Christensen as attorney in fact for the purpose of signing his name and on our behalf as Director of Minnesota Life and filing with the Securities and Exchange Commission Registration Statements, or any amendment thereto, for the purpose of: a) registering contracts and policies of Fund D, the Variable Annuity Account, the Variable Life Account, Variable Universal Life Account and Individual Variable Universal Life Account for sale by those entities and Minnesota Life under the Securities Act of 1933; and b) registering Fund D, the Variable Annuity Account, the Variable Life Account, Variable Universal Life Account and Individual Variable Universal Life Account as unit investment trusts under the Investment Company Act of 1940.

Signature	Title	Date

/s/ Christopher M. Hilger	Chairman of the Board, President and Chief Executive Officer	October 14, 2019
Christopher M. Hilger

/s/ Robert L. Senkler	Director	October 14, 2019
Robert L. Senkler

/s/ Mary K. Brainerd	Director	October 14, 2019
Mary K. Brainerd

/s/ Gary R. Christensen	Director	October 14, 2019
Gary R. Christensen

/s/ Benjamin G. S. Fowke III	Director	October 14, 2019
Benjamin G. S. Fowke III

/s/ Sara H. Gavin	Director	October 14, 2019
Sara H. Gavin

/s/ Eric B. Goodman	Director	October 14, 2019
Eric B. Goodman

/s/ John H. Hooley	Director	October 14, 2019
John H. Hooley

/s/ Trudy A. Rautio	Director	October 14, 2019
Trudy A. Rautio

/s/ Bruce P. Shay	Director	October 14, 2019
Bruce P. Shay

/s/ Warren J. Zaccaro	Director	October 14, 2019
Warren J. Zaccaro